UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2012

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 400
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2012, the Board approved an increase in the size of the Board from eight to a total of nine Directors, appointed Mr. Barry L. Cox as a Director of the Board in Class I and nominated him for re-election by the Company's shareholders at the 2012 Annual Meeting of Shareholders. Class I Directors elected at the 2012 Annual Meeting of Shareholders will serve a one-year term expiring at the earlier of the 2013 Annual Meeting of Shareholders, a successor being elected and qualified, or such member’s resignation, death or removal.
Mr. Cox, age 69, currently serves as an advisor to semiconductor industry, including as a Director of Audience, Inc., a privately held fabless semiconductor company and as a Director of Summit Microelectronics, Inc., a privately held provider of precision analog semiconductors. Mr. Cox was Chairman of the Board of Directors of Nova Measuring Instruments Ltd. (NASDAQ: NVMI), a publicly traded, semiconductor capital equipment company from May 2003 until February 2006 and of Quantum Effect Devices, Inc. (NASDAQ: QEDI), a publicly traded fabless semiconductor company, from July 1998 until it was acquired by PMC Sierra (NASDAQ: PMCS) in August 2000. From September 2000 until December 2005, Mr. Cox maintained a relationship with Lightspeed Venture Partners where he worked with portfolio companies in all aspects of corporate development. Previously, Mr. Cox has held executive management positions with Weitek Corporation and ATEQ Corporation, which he co-founded. He also served at Intel Corporation, most recently as the President of Intel Europe. Mr. Cox provides our Board with over 45 years of experience in executive leadership positions with semiconductor businesses and has an extensive background in international management. He has served as a member of the board of directors of sixteen corporations and has been involved in three public offerings, two secondary offerings and eight mergers. Mr. Cox holds a B.S. in engineering from the US Air Force Academy and an M.B.A. from Boston University.
On March 16, 2012, the Board formed the Strategic Partnership Committee (the "Committee"), appointed Directors Barry Cox, Richard Sanquini and Stephen Domenik to the Committee, and approved the grant of 24,000 restricted stock units ("RSUs") to each member of the Committee for their service during 2012. These RSUs are scheduled to vest one year from their date of grant. For each subsequent year of service on the Committee, each member will receive an award of RSUs in such amount equal to the quotient of $60,000 divided by the closing price of the Company's common stock on the grant date, rounded up to the nearest 1,000. These RSUs will be granted on the date of the annual meeting of the Company's shareholders and will vest on the first to occur of (1) the day before the next annual meeting of the Company's shareholders that follows the grant date or (2) the first anniversary of the grant date and are payable in shares of the Company’s common stock.
Our non-employee Directors, including Mr. Cox, are eligible for certain other compensation benefits, as set forth in the Summary of Pixelworks Non-Employee Director Compensation, previously filed on November 4, 2010 with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q.
There are no arrangements or understandings between Mr. Cox and any other persons pursuant to which he was selected as a Director. There are no current or proposed transactions between the Company and Mr. Cox or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	March 16, 2012	/s/ Steven L. Moore
Steven L. Moore Vice President, Chief Financial Officer, Secretary and Treasurer